Exhibit 99.1
AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT, dated as of December 27, 2004 (the “Amendment”), amends the Second Amended and Restated Agreement, made and entered into as of July 1, 2003 (the “Agreement”), by and between REPUBLIC AIRWAYS HOLDINGS INC. (the “Company”), a Delaware corporation, and BRYAN K. BEDFORD (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement as and to the extent provided for herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Dates. All references in the Agreement to the 2005 calendar year shall be references to the 2007 calendar year. All references in the Agreement to January 1, 2005 shall be references to January 1, 2007. All references in the Agreement to June 30, 2005 shall be references to June 30, 2007.

2.    Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and shall be deemed to have been duly given when delivered by hand or mailed, certified or registered mail, return receipt requested and postage prepaid:

If to the Company:    Republic Airways Holdings Inc.
  8909 Purdue Road
  Suite 300
  Indianapolis, IN 46268
  Attention: Chief Financial Officer

With a copy to each member of the Board of Directors

If to the Executive:    Bryan K. Bedford
  3334 Walnut Creek Drive
  Carmel, IN 46032

3.    Defined Terms. All capitalized terms used herein shall have the respective meanings ascribed to such terms in the Agreement unless otherwise defined herein.

4.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.    Miscellaneous. Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

REPUBLIC AIRWAYS HOLDINGS INC.

By:_/s/ Robert H. Cooper_______________________
      Name: Robert Cooper
      Title: Executive Vice President, Secretary and Treasurer

BRYAN K. BEDFORD

/s/ Bryan K. Bedford___________________________

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